                                                                     Exhibit 3.2


                                PROGRESSIVE BANK, INC.

                                       BY-LAWS

                       AS AMENDED AND RESTATED ON JUNE 10, 1997



                                      ARTICLE I

                               MEETINGS OF SHAREHOLDERS

    SECTION 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New York as may be fixed by the Board of Directors.

    SECTION 2. ANNUAL MEETING. The Annual Meeting of Shareholders shall be held each year on a date to be fixed by the Board of Directors. At each Annual Meeting of Shareholders, the Shareholders shall elect the appropriate class of Directors for the ensuing year and shall transact such other business as may properly come before the Meeting.

    SECTION 3. SPECIAL MEETINGS. Special Meetings of the Shareholders may be called at any time by the Board of Directors. In the event of failure to elect a sufficient number of Directors to conduct the business of the Corporation (either by a failure to so elect at the Annual Meeting of Shareholders or failure of such meeting to be held for any reason) and failure of the Board of Directors to call or elect such Directors at a Special Meeting within a period of one month after the scheduled date for such Annual Meeting of Shareholders (or if no such date has been so fixed, a period of thirteen months after the last Annual Meeting of Shareholders), the Secretary shall call a Special Meeting for the election of such Directors upon demand, in writing, by the holders of ten percent of the shares entitled to vote in an election of Directors.

    SECTION 4. ADJOURNMENT OF SHAREHOLDERS' MEETINGS. If a quorum is not present at any Annual of Special Meeting of Shareholders, the Shareholders present, in person or by proxy, may be the affirmative vote of a majority of the voting power of the shares represented at such Meeting and entitled to vote thereat, adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the Shareholders not present or represented at the Meeting.

    SECTION 5. NOTICE OF MEETINGS. Notice, in writing, of the time and place of each Meeting of Shareholders, the person or persons calling such Meeting and the purpose thereof shall be given to each Shareholder of record entitled to vote at such Meeting, not less than ten days nor more than fifty days before such Meeting. Such notice shall be given by, or at the direction of, the President or Secretary or other person or persons calling such Meeting, by leaving such notice with the Shareholder at his residence or his usual place of business or by mailing a copy thereof to him at his last known post office address as shown on the records of the Corporation. No such notice need be given to any Shareholder who attends such Meeting in person without protesting prior to or at the commencement of such meeting or who waives such notice in writing executed and filed with the Secretary of the Corporation either before or after the Meeting. The Secretary shall cause any such waiver to be filed with, or entered upon, the records of the Meeting.

    SECTION 6. QUORUM. The holders of shares entitled to vote present in person or by proxy at any meeting of Shareholders shall constitute a quorum for such Meeting provided that in no event shall such quorum consist of less than one-third of the shares eligible to vote at that Meeting. If a specified item of business is required to be voted on by a class or classes, the holders of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business, provided at least one-third of the shares of any such class or classes, respectively, eligible to vote are represented at that Meeting.

    SECTION 7. VOTING. Each holder of record of shares of Common Stock and of any Serial Preferred Stock, which has been vested with voting power by the Board of Directors of the Corporation, shall be entitled to one vote for each share of such stock held. At all elections of Directors, the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman presiding at any meeting of the Shareholders, shall have power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the Shareholders at such Meeting; but no candidate for the office of Director shall be appointed as inspector or teller at any meeting for the election of Directors.

    SECTION 8. PROXIES. All proxies shall be in writing and shall be filed with the Secretary of the Corporation before being voted. A proxy shall not be valid after eleven months from its date of execution unless it specifies a greater length of time for which it is to continue in force. The attendance at any Meeting by a Shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

    SECTION 9.    NOTICE FOR NOMINATIONS AND PROPOSALS.

         (a) Nominations for the election of Directors and proposals for any new business to be taken up at any Annual or Special Meeting of stockholders may be made by the Board of Directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of Directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Corporation not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Corporate Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice,
    (ii) the principal occupation or employment of each such nominee, and
    (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         (b) Each such notice given by a stockholder to the Corporate Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Certificate to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Section.

         (c) The Chairman of the Annual or Special Meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding Special or Annual Meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or Special Meeting of stockholders for the purpose of considering such defective nomination or proposal.


                                      ARTICLE II

                                        SHARES

    SECTION 1. CERTIFICATES OF SHARES. Certificates of shares shall be in a form adopted by the Board of Directors and shall be signed by the President or a Vice-President, and by the Secretary, or an Assistant Secretary and shall be attested by the Corporate Seal. Each Certificate shall set forth upon the face thereof, (1) the name of the Corporation, (2) a statement that the Corporation is organized under the laws of the State of New York, (3) the name of the person or persons to whom issued, (4) the number, class and designation of series, if any, of shares which such Certificate represents and (5) the par value of each share represented by such Certificate. If certificates are signed by a Transfer Agent, acting on behalf of the Corporation, or a Registrar, the signatures of the officers of the Corporation may be facsimile.

    SECTION 2. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of shares of any class, and may require that share certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

    SECTION 3. TRANSFER OF SHARES. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

    SECTION 4. LOST CERTIFICATES. In case any certificate for the shares of the Corporation shall be lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

    SECTION 5. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any shares as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

    SECTION 6. CLOSING OF BOOKS. The Board of Directors shall have the power to close the share transfer books of the Corporation for a period not exceeding fifty days preceding the date of any Meeting of Shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect; provided that in lieu of closing the share transfer books, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any Meeting of Shareholders, or the date for the payment of any dividend or the date for allotment or rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such Meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only Shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such Meeting, or to receive payment of such dividend, or allotment of rights, or exercise of such rights, as the case may be, and notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as herein provided.

                                     ARTICLE III

                                      DIRECTORS

    SECTION 1. MANAGEMENT OF CORPORATION. The property, business, and affairs of the Corporation shall be managed and controlled by its Board of Directors each of whom shall be at least 18 years of age and need not be a Shareholder.

    SECTION 2. NUMBER, ELECTION AND TERM OF OFFICE. The Board of Directors shall consist of not less than ten nor more than fifteen Directors. The number of Directors at any time within such maximum and minimum shall be either the number fixed by resolution of the Board of Directors or, in the absence of such a resolution, the number of Directors elected at the preceding Annual Meeting of Shareholders; provided, however, that such number may be increased or decreased at any time by vote of the Directors. Reduction of the number of Directors shall not, as such, cause the removal from office of any person then serving as a Director of the Corporation or shorten the term of office of any such person. Directors shall hold office for the time for which they are elected and until their successors are duly elected and qualified. Any or all of the Directors may be removed by the Shareholders at any time at any Annual or Special Shareholders' Meeting with cause upon the affirmative vote of two-thirds of the votes eligible to be cast at such Meeting. Removal for cause shall include removal only because of a Director's personal dishonesty, incompetence, willful or grossly negligent misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties including failure to attend three or more consecutive Meetings of the Board of Directors, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order. In addition, any Director may be removed by the Board of Directors at any time at any Regular or Special Meeting of the Board of Directors if the Information Security Committee of the Board of Directors has determined by a majority vote that such Director has breached the Corporation's policy on confidential information in a manner which justifies his removal from the Board of Directors, and not less than two-thirds of all of the Directors, other than the Director in question, vote to so remove the Director. A notice of such proposed action shall be sent to each Director at least three days prior to any such Meeting. A Director shall not be elected or re-elected who has reached the age of seventy (70).

    SECTION 3. CLASSIFICATION OF BOARD. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain, as near as may be, one-third of the whole number of the Board. Of the first Board of Directors, the members of one class shall serve until the Annual Meeting of Shareholders held in the year following their election, the members of the second class shall serve until the Annual Meeting of Shareholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Shareholders held three years following their election; provided, however, that in each case Directors shall continue to serve until their successors shall be elected and shall qualify. At each Annual Meeting of Shareholders following election of the first Board of Directors, one class of Directors shall be elected to serve until the Annual Meeting of Shareholders held three years next following and until their successors shall be elected and shall qualify.

    SECTION 4. VACANCIES. Vacancies in the Board of Directors not exceeding one-third of the entire Board shall be filled for the unexpired portion of the term by vote of the Directors. All other vacancies shall be filled by election by the Shareholders.

    SECTION 5. REGULAR MEETINGS. Regular Meetings of the Board of Directors shall be held at such time and place as may be specified from time to time by resolution of the Board of Directors and notice thereof need not be given. If no such resolution shall be in effect, Regular Meetings of the Board of Directors shall be called in the manner hereinafter provided with respect to Special Meetings of the Board of Directors.

    SECTION 6.    SPECIAL MEETINGS.   Special Meetings of the Board of
Directors may be called by the Chairman of the Board or the President and shall be called by the President upon written request of any two Directors. If the President shall not call such Meetings with fifteen days after receipt of such written request, the Directors making such request may call the Meeting. At least two days oral or written notice of each Special Meeting stating the time and place of the Meeting shall be given to each Director. No notice of Directors' Meeting need be given to any Director who attends such Meeting in person without protesting prior to or at the commencement of such Meeting, or who waives such notice in writing executed and filed with the Secretary of the Corporation, either before or after the Meeting. The Secretary shall cause any such waiver to be filed with, or entered upon, the records of the Meeting.

    SECTION 7. QUORUM AND VOTING REQUIREMENTS. A majority of the Directors shall constitute a quorum. The affirmative vote of a majority of the Directors present at a Meeting at which a quorum is present shall be required for action by the Board of Directors on any matter.

    SECTION 8. POWERS. The property, business and affairs of the Corporation shall be managed by the Board of Directors, who may exercise all the powers and do all things which may be exercised by or done by the Corporation subject to the provisions of the Statutes of the State of New York, the Certificate of Incorporation, these By-laws and any vote by the Shareholders.

    SECTION 9.(a) COMMITTEES. The Board of Directors may designate three or more Directors to constitute committees of the Board. Each such Committee shall have and may exercise all of the authority of the Board of Directors, except as shall be provided in the resolution establishing such Committee. Each such Committee shall serve at the pleasure of the Board of Directors and shall keep minutes of its proceedings which shall be reported to the Board of Directors.

    SECTION 9.(b) No such Committee shall have authority as to the following matters:

    (i) The submission to Shareholders of any action that needs Shareholders' approval.

    (ii) The filling of vacancies in the Board of Directors or in any Committee.

    (iii) The fixing of compensation of the Directors for serving on the Board or any Committee.

    (iv)    The amendment or repeal of the By-laws or the adoption of new
            By-laws.

    (v) The amendment or repeal or any resolution of the Board which by its terms shall not be so amendable or repealable.

    (vi)    The adoption of a plan of merger or consolidation.

    (vii) The recommendation to the Shareholders of the sale or other disposition of all or substantially all of the property and assets of the Corporation.

    (viii) The recommendation to the Shareholders of a voluntary dissolution of the Corporation or a revocation of a dissolution.

    (ix) The declaration of dividends or authorization of the issuance of stock.

    SECTION 10. TRANSACTION OF BUSINESS WITHOUT MEETING. Any corporate action which can be authorized at a regularly constituted Meeting of the Board of Directors or a Committee thereof may be authorized without such a Meeting, provided that all of the Directors or all of the members of a Committee thereof, as the case may be, consent in writing to such action. The Secretary of the Corporation shall file such consents with the Minutes of the Meeting of the Board of Directors or the appropriate committee, whichever the case shall be.

    Members of the Board of Directors or any committee thereof may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 13 of
Article III.

    SECTION 11. INDEMNIFICATION AND REIMBURSEMENT. The Corporation shall indemnify a current or former Director, officer, employee or agent of the Corporation or other person required or permitted to be indemnified under the Corporation Law of New York, as now or hereafter amended, to the fullest extent permitted by the provisions of such law.

    SECTION 12. ADVISORY BOARDS. The Boards of Directors may designate three or more persons to constitute Advisory Boards of the Corporation. Each such Advisory Board shall undertake such projects as may be set forth in Board resolutions and make recommendations to the Board with respect thereto. Each Advisory Board shall keep minutes of its proceedings which shall be reported to the Board of Directors. Each Advisory Board member may serve until the age of 75 years, unless sooner removed for failure to attend five or more consecutive Meetings or by action of the Advisory Board of which he is a member.

    SECTION 13. COMPENSATION. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of and expenses of directors may be paid on such basis as is determined in resolutions of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

    SECTION 14. NOMINATING COMMITTEE. The Board of Directors or a committee appointed by the Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty days prior to the date of the Annual Meeting. Provided such committee makes such nominations, no nominations for Directors except those made by the nominating committee shall be voted upon at the Annual Meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation.


                                      ARTICLE IV

                                      OFFICERS

    SECTION 1. TITLES, ELECTION AND DUTIES. At the first Meeting of the Board of Directors held after the Annual Meeting of Shareholders the Directors shall appoint from among their number a Chairman, a President, and shall appoint a Treasurer and a Secretary. The Board may also appoint, from time to time, a Vice Chairman of the Board and one or more Vice-Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Directors deem expedient. Any two or more offices may be held by the same person except the office of President and Secretary. The duties of the officers of the Corporation shall be such as are imposed by these By-laws and, from time to time, prescribed by the Directors.

    SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all Meetings of the Directors and Shareholders. He shall have the power to call Special Meetings of the Board of Directors at any time he may deem it in the interest of the Corporation, and shall perform all other duties usually pertaining to the Office of the Chairman of the Board.

    SECTION 3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if any, shall preside in the absence of the Chairman of the Board at all Meetings of the Directors and

Shareholders, and shall have such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws.

    SECTION 4. PRESIDENT. The President shall be the Chief Executive and Administrative Officer of the Corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all Meetings of the Directors and Shareholders.

    SECTION 5. VICE-PRESIDENTS. The Vice-President, if any, or if there shall be more than one, the Vice-Presidents in the order of seniority or in any other order determined by the Board of Directors shall, in the event of the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice-President or Vice-Presidents shall assist the President in the performance of his duties.

    SECTION 6. TREASURER. The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed. At intervals of not more than twelve months, he shall prepare or have prepared for the Corporation a balance sheet showing the financial condition of the Corporation as of a date not more than fours months prior thereto, and a profit and loss statement for the immediately preceding fiscal year, each of which shall be deposited at the principal office of the Corporation and shall be kept by the Corporation for at least ten years from such date. In addition, within sixty days after the preparation of each such balance sheet and profit and loss statement, the Corporation shall mail a copy thereof to each Shareholder of record. The Treasurer may endorse, for and on behalf of the Corporation, checks, notes and other obligations and shall deposit the same and all moneys and valuables in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate. The Treasurer shall have custody of and shall have the power to endorse for transfer on behalf of the Corporation, securities and other investment instruments owned by the Corporation.

    SECTION 7. ASSISTANT TREASURERS. The Assistant Treasurers, if any, shall assist the Treasurer in the performance of his duties and shall carry out the duties of the Treasurer whenever the Treasurer is unable to perform such duties.

    SECTION 8. SECRETARY. The Secretary shall keep the minutes of the Meetings of Shareholders and Directors and shall give notice of all such Meetings as required in these By-laws. The Secretary shall have custody of the seal of the Corporation and all books, records and papers of the Corporation, except those in the custody of the Treasurer or some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

    SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries, if any, shall assist the Secretary in the performance of his duties and shall carry out the duties of the Secretary whenever the Secretary is unable to perform such duties.

    SECTION 10. COMPENSATION. The salaries of all officers shall be fixed by the Human Resources Committee of the Board of Directors or by the Board of Directors.

    SECTION 11. TERMS OF OFFICE. Each officer shall serve for the term for which he is appointed and until his successor is duly appointed and qualified. Any officer may be removed by the Board of Directors at any time, but any such removal shall be without prejudice to any contractual rights the person so removed may have. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.


                                      ARTICLE V

                                         SEAL

    SECTION 1. DESIGN. The Corporate Seal of the Corporation shall be a circular seal as follows:

                                       (Affix Corporate Seal Here)



                                      ARTICLE VI

                                      AMENDMENTS

    SECTION 1. ADOPTION, AMENDMENT AND REPEAL. By-laws may be amended, repealed or adopted by the affirmative vote of three-quarters of all of the votes eligible to be cast at a Meeting of Shareholders held to consider such matter and new By-laws may also be adopted provided that the notice of any such Meeting at which By-laws are to be adopted, amended or repealed shall include notice of such proposed action. Any By-law may be amended, repealed or adopted by the Directors by the affirmative vote of a majority of the Directors then elected and qualified; but any By-law adopted by the Board of Directors may be amended or repealed by Shareholder vote.

    SECTION 2. RECORD OF CHANGES. Whenever a By-law is amended or repealed or a new By-law is adopted, such action and the date on which it was taken shall be noted on the original By-laws in the appropriate place or a new set of By-laws shall be prepared incorporating such changes.

                                     ARTICLE VII

                                    MISCELLANEOUS

    SECTION 1. INCONSISTENCIES WITH CERTIFICATE OF INCORPORATION. In any provision of these By-laws shall be found to be inconsistent with any provision of the Certificate of Incorporation, as presently existing, or as from time to time amended, the latter shall constitute the controlling authority.

    SECTION 2. APPLICABLE GENDER. Where the use of the female gender would be appropriate in framing these By-laws, it shall be deemed to be intended alternatively to or in conjunction with the male gender.